Exhibit 99.1

Alarm.com Reports Second Quarter 2021 Results

-- Second quarter total revenue increased 33.3% year-over-year to $188.9 million --
-- Second quarter SaaS and license revenue increased 18.3% year-over-year to $113.2 million --
-- Second quarter GAAP net income attributable to common stockholders decreased 13.2% year-over-year to $14.7 million, compared to $17.0 million for the second quarter of 2020 --
-- Second quarter non-GAAP adjusted EBITDA increased 30.1% year-over-year to $38.0 million, compared to $29.2 million for the second quarter of 2020 --

TYSONS, VA., August 5, 2021 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its second quarter ended June 30, 2021. Alarm.com also provided its financial outlook for SaaS and license revenue for the third quarter of 2021 and increased its guidance for the full year of 2021.

“We’re pleased to report solid results for the second quarter,” said Steve Trundle, President and CEO of Alarm.com. “Our service providers in North America continued to create new accounts with a rich set of advanced services such as video and video analytics for residential subscribers, and the small business and commercial market opportunities improved during the quarter.”

Second Quarter 2021 Financial Results as Compared to Second Quarter 2020

•SaaS and license revenue increased 18.3% to $113.2 million, compared to $95.7 million.
•Total revenue increased 33.3% to $188.9 million, compared to $141.6 million.
•GAAP net income attributable to common stockholders decreased to $14.7 million, or $0.28 per diluted share, compared to $17.0 million, or $0.34 per diluted share.
•Non-GAAP adjusted EBITDA(*) increased to $38.0 million, compared to $29.2 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased to $27.7 million, or $0.54 per diluted share, compared to $20.6 million or $0.41 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents increased to $662.7 million as of June 30, 2021, compared to $253.5 million as of December 31, 2020. The increase in cash and cash equivalents was primarily due to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026 in a private placement to qualified institutional buyers, resulting in proceeds of $484.3 million, net of $15.7 million of transaction fees and other debt issuance costs.
•For the quarter ended June 30, 2021, cash flows from operations was $24.1 million and non-GAAP free cash flow(*) was $20.8 million, compared to cash flows from operations of $35.1 million and non-GAAP free cash flow of $31.8 million for the quarter ended June 30, 2020.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•Launched Ambient Insights for Alarm Response to Enhance Professionally Monitored Security Services: Ambient Insights for Alarm Response leverages Alarm.com’s artificial intelligence and adaptive machine learning platform to evaluate alarm signals and provide an assessment of the likelihood that the subscriber will cancel the alarm. With these real-time insights, monitoring stations can dispatch police, fire or emergency medical services to properties faster and reduce dispatches for false alarms. Ambient Insights for Alarm Response complements the extensive capabilities provided by Alarm.com to subscribers and monitoring stations for reducing false alarms and enhancing the value of professional monitoring services.

•Industry Award Recognitions for Innovation: Flex IO, Alarm.com’s LTE Category M, battery-powered sensor that can flexibly monitor properties and assets anywhere, won Smart Home Product of the Year from the Security Industry Association’s annual awards competition. Alarm.com also won two awards in the 2021 Electronic Security Expo Innovation Awards competition. Alarm.com’s new touchless doorbell won the Video Surveillance category for its advanced video analytics capabilities, and Flex IO won the Internet of Things category.

•Introduced new capabilities for Smart Water Valve + Meter Solution: Alarm.com’s Smart Water Valve + Meter solution now provides more insights and awareness to help subscribers conserve water and protect their property from water-related damage. With the Alarm.com mobile app and web interface, property owners can monitor water usage over time and compare current usage to past periods and their average use. New freeze and winter plumbing alerts include a reminder to winterize external water supplies and notifications when both water and outdoor temperatures create a greater risk for frozen pipes. The notifications are triggered by local weather conditions and include links to helpful content and recommendations for protecting pipes and property from freezing temperatures.

•Streamlined Support for Video and Automation Devices: Alarm.com’s Device Sync technology now enables monitoring stations to proactively address trouble conditions for connected devices. Participating monitoring stations can receive alerts when a device malfunctions or its batteries are low, and operators can then communicate to subscribers to remotely address the issue or schedule a service appointment with a technician if needed. Device Sync works with video cameras, smart thermostats, lights, locks and temperature sensors.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the third quarter of 2021 and increasing its guidance for the full year of 2021 based upon current management expectations.

For the third quarter of 2021:

•SaaS and license revenue is expected to be in the range of $114.9 million to $115.1 million.

For the full year of 2021:

•SaaS and license revenue is expected to be in the range of $452.3 million to $452.8 million.
•Total revenue is expected to be in the range of $707.3 million to $717.8 million, which includes anticipated hardware and other revenue in the range of $255.0 million to $265.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $133.0 million to $134.5 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $93.0 million to $93.7 million, based on an estimated tax rate of 21.0%.
•Based on an expected 52.4 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $1.77 to $1.79 per diluted share.

The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its second quarter 2021 financial results and its outlook for the third quarter and full year of 2021. A live audio webcast is scheduled to begin at 4:30 p.m. ET on August 5, 2021. To participate on the live call, analysts and investors should dial 866.588.3290 (U.S./Canada) or 262.558.6169 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through August 12, 2021 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 4048159. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things (IoT) devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and non-GAAP free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Secondary offering expense: We exclude secondary offering expense because we do not consider costs associated with the secondary offering to be indicative of our core operating performance and we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results and improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related (benefit) / expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Amortization of debt discount and debt issuance costs: We record amortization of debt discount and debt issuance costs related to our convertible senior notes as interest expense. We exclude amortization of debt discount and debt issuance costs from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt discount and debt issuance costs related to our convertible senior notes as discussed above.

Interest income and other income / (expense), net: We exclude interest income and other income / (expense), net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to our benefit from income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s positioning, the benefits of recently launched offerings, and the Company’s guidance for the third quarter and full year of 2021 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company's results and business operations may be negatively impacted by the COVID-19 pandemic, the Company’s actual operating results may differ significantly from any guidance provided, certain precautions the Company is taking due to the COVID-19 pandemic could harm its business, the Company’s quarterly results may fluctuate, downturns in general economic and market conditions, including due to the COVID-19 pandemic, may reduce demand, the reliability of the Company’s network operations centers, the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 4, 2021 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended June 30, 2021. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
David Trone
Alarm.com
dtrone@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
SaaS and license revenue	$113,186	$95,704	$220,569	$187,654
Hardware and other revenue	75,671	45,933	140,786	105,922
Total revenue	188,857	141,637	361,355	293,576
Cost of revenue:
Cost of SaaS and license revenue	17,201	13,001	32,357	25,329
Cost of hardware and other revenue	60,166	36,004	110,772	81,656
Total cost of revenue	77,367	49,005	143,129	106,985
Operating expenses:
Sales and marketing	20,529	16,920	39,528	33,995
General and administrative	23,268	17,359	46,150	38,224
Research and development	43,491	36,636	85,958	76,366
Amortization and depreciation	7,477	6,723	14,862	13,145
Total operating expenses	94,765	77,638	186,498	161,730
Operating income	16,725	14,994	31,728	24,861
Interest expense	(4,154)	(868)	(7,522)	(1,513)
Interest income	149	157	306	616
Other income / (expense), net	32	65	(123)	157
Income before income taxes	12,752	14,348	24,389	24,121
Benefit from income taxes	(1,738)	(2,277)	(4,651)	(1,075)
Net income	14,490	16,625	29,040	25,196
Net loss attributable to redeemable noncontrolling interest	255	370	535	606
Net income attributable to common stockholders	$14,745	$16,995	$29,575	$25,802

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.30	$0.35	$0.60	$0.53
Diluted	$0.28	$0.34	$0.57	$0.51
Weighted average common shares outstanding:
Basic	49,808,969	48,792,280	49,686,110	48,758,922
Diluted	51,754,392	50,551,632	51,789,943	50,443,526

Stock-based compensation expense included in operating expenses:	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Sales and marketing	$1,235	$772	$2,043	$1,529
General and administrative	3,163	2,097	5,243	3,879
Research and development	5,658	4,226	10,658	8,045
Total stock-based compensation expense	$10,056	$7,095	$17,944	$13,453

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$662,682	$253,459
Accounts receivable, net of allowance for credit losses of $3,573 and $4,696, respectively, and net of allowance for product returns of $1,344 and $1,480, respectively	92,612	83,326
Inventory	59,611	44,281
Other current assets, net of allowance for credit losses of $5 and $17, respectively	22,886	16,348
Total current assets	837,791	397,414
Property and equipment, net	44,481	44,796
Intangible assets, net	94,737	103,259
Goodwill	112,901	112,838
Deferred tax assets	12,049	21,692
Operating lease right-of-use assets	30,581	33,455
Other assets, net of allowance for credit losses of $73 and $72, respectively	24,251	18,233
Total assets	$1,156,791	$731,687
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$68,138	$53,927
Accrued compensation	19,531	22,307
Deferred revenue	6,301	4,037
Operating lease liabilities	10,132	9,973
Total current liabilities	104,102	90,244
Deferred revenue	8,718	8,492
Convertible senior notes, net	416,921	—
Long-term debt	—	110,000
Operating lease liabilities	33,691	37,697
Other liabilities	8,550	6,811
Total liabilities	571,982	253,244
Redeemable noncontrolling interest	11,372	10,691
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 50,040,853 and 49,630,773 shares issued; and 49,893,700 and 49,483,620 shares outstanding as of June 30, 2021 and December 31, 2020, respectively	500	496
Additional paid-in capital	481,937	405,831
Treasury stock, at cost; 147,153 shares as of June 30, 2021 and December 31, 2020	(5,149)	(5,149)
Retained earnings	96,149	66,574
Total stockholders’ equity	573,437	467,752
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,156,791	$731,687

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
Cash flows from operating activities:	2021	2020
Net income	$29,040	$25,196
Adjustments to reconcile net income to net cash from operating activities:
Provision for credit losses on accounts receivable	150	965
Reserve for product returns	1,129	1,000
Recovery of credit losses on notes receivable	(11)	(382)
Amortization on patents and tooling	603	401
Amortization and depreciation	14,862	13,145
Amortization of debt discount and debt issuance costs	7,399	54
Amortization of operating leases	4,695	4,234
Deferred income taxes	(7,143)	(2,526)
Change in fair value of contingent liability	—	(2,289)
Stock-based compensation	17,944	13,453
Acquired in-process research and development	—	3,297
Loss on early extinguishment of debt	185	—
Changes in operating assets and liabilities:
Accounts receivable	(10,565)	(2,549)
Inventory	(15,330)	(16,238)
Other current and non-current assets	(8,131)	(3,270)
Accounts payable, accrued expenses and other current liabilities	13,403	17,332
Deferred revenue	2,490	1,039
Operating lease liabilities	(5,677)	(4,728)
Other liabilities	265	(86)
Cash flows from operating activities	45,308	48,048
Cash flows used in investing activities:
Additions to property and equipment	(7,381)	(7,116)
Purchases of in-process research and development	—	(3,297)
Receipt of payments on notes receivable	5	2,007
Purchase of investment in unconsolidated entity	(5,000)	—
Purchases of patents and patent licenses	—	(900)
Cash flows used in investing activities	(12,376)	(9,306)
Cash flows from financing activities:
Proceeds from credit facility	—	50,000
Repayments of credit facility	(110,000)	(1,000)
Proceeds from issuance of convertible senior notes	500,000	—
Payments of debt issuance costs	(15,698)	—
Payments of deferred consideration for business acquisitions	(878)	(819)
Purchases of treasury stock	—	(5,149)
Issuances of common stock from equity-based plans	2,867	4,424
Cash flows from financing activities	376,291	47,456
Net increase in cash and cash equivalents	409,223	86,198
Cash and cash equivalents at beginning of the period	253,459	119,629
Cash and cash equivalents at end of the period	$662,682	$205,827

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted EBITDA:
Net income	$14,490	$16,625	$29,040	$25,196
Adjustments:
Interest expense, interest income and other income / (expense), net	3,973	646	7,339	740
Benefit from income taxes	(1,738)	(2,277)	(4,651)	(1,075)
Amortization and depreciation expense	7,477	6,723	14,862	13,145
Stock-based compensation expense	10,056	7,095	17,944	13,453
Secondary offering expense	—	543	—	543
Acquisition-related (benefit) / expense	—	(1,708)	29	2,348
Litigation expense	3,748	1,563	9,049	4,049
Total adjustments	23,516	12,585	44,572	33,203
Adjusted EBITDA	$38,006	$29,210	$73,612	$58,399

Adjusted net income:
Net income, as reported	$14,490	$16,625	$29,040	$25,196
Benefit from income taxes	(1,738)	(2,277)	(4,651)	(1,075)
Income before income taxes	12,752	14,348	24,389	24,121
Adjustments:
Less: interest income and other income / (expense), net	(181)	(222)	(183)	(773)
Amortization expense	4,329	4,083	8,658	8,125
Amortization of debt discount and debt issuance costs	4,150	—	7,394	—
Stock-based compensation expense	10,056	7,095	17,944	13,453
Secondary offering expense	—	543	—	543
Acquisition-related (benefit) / expense	—	(1,708)	29	2,348
Litigation expense	3,748	1,563	9,049	4,049
Non-GAAP adjusted income before income taxes	34,854	25,702	67,280	51,866
Income taxes [1]	(7,320)	(5,398)	(14,129)	(10,892)
Non-GAAP adjusted net income	$27,534	$20,304	$53,151	$40,974

1 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2021 and 2020. The 21.0% effective tax rate for each of the three and six months ended June 30, 2021 and 2020 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$14,745	$16,995	$29,575	$25,802
Benefit from income taxes	(1,738)	(2,277)	(4,651)	(1,075)
Income attributable to common stockholders before income taxes	13,007	14,718	24,924	24,727
Adjustments:
Less: interest income and other income / (expense), net	(181)	(222)	(183)	(773)
Amortization expense	4,329	4,083	8,658	8,125
Amortization of debt discount and debt issuance costs	4,150	—	7,394	—
Stock-based compensation expense	10,056	7,095	17,944	13,453
Secondary offering expense	—	543	—	543
Acquisition-related (benefit) / expense	—	(1,708)	29	2,348
Litigation expense	3,748	1,563	9,049	4,049
Non-GAAP adjusted income attributable to common stockholders before income taxes	35,109	26,072	67,815	52,472
Income taxes [1]	(7,373)	(5,475)	(14,241)	(11,019)
Non-GAAP adjusted net income attributable to common stockholders	$27,736	$20,597	$53,574	$41,453

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.30	$0.35	$0.60	$0.53
Benefit from income taxes	(0.03)	(0.05)	(0.09)	(0.02)
Income attributable to common stockholders before income taxes	0.27	0.30	0.51	0.51
Adjustments:
Less: interest income and other income / (expense), net	—	—	—	(0.02)
Amortization expense	0.08	0.08	0.17	0.17
Amortization of debt discount and debt issuance costs	0.08	—	0.15	—
Stock-based compensation expense	0.20	0.15	0.36	0.28
Secondary offering expense	—	0.01	—	0.01
Acquisition-related (benefit) / expense	—	(0.04)	—	0.05
Litigation expense	0.08	0.03	0.18	0.08
Non-GAAP adjusted income before income taxes	0.71	0.53	1.37	1.08
Income taxes [1]	(0.15)	(0.11)	(0.29)	(0.23)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.56	$0.42	$1.08	$0.85

Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.54	$0.41	$1.03	$0.82

Weighted average common shares outstanding:
Basic, as reported	49,808,969	48,792,280	49,686,110	48,758,922
Diluted, as reported	51,754,392	50,551,632	51,789,943	50,443,526

1 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2021 and 2020. The 21.0% effective tax rate for each of the three and six months ended June 30, 2021 and 2020 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Non-GAAP free cash flow:
Cash flows from operating activities	$24,076	$35,148	$45,308	$48,048
Additions to property and equipment	(3,312)	(3,397)	(7,381)	(7,116)
Non-GAAP free cash flow	$20,764	$31,751	$37,927	$40,932